Exhibit 11.1



                             FREEPORT-McMoRan INC.
                   COMPUTATION OF NET INCOME PER COMMON AND
                            COMMON EQUIVALENT SHARE

                                                        Three Months Ended
                                                             March 31,
                                                       ---------------------
                                                         1995         1994
                                                       -------      --------
 Primary:
   Net income applicable to common stock               $19,391       $12,373
                                                       =======       =======

   Average common shares outstanding                   136,826       140,063
   Common stock equivalents:
     Stock options                                         500         1,000
                                                       -------       -------
   Common and common equivalent shares                 137,326       141,063
                                                       =======       =======
   Net income per common and common
     equivalent share                                     $.14          $.09
                                                          ====          ====

 Fully diluted:
   Net income applicable to common stock:
   Net income                                          $19,391       $12,373
   Plus preferred dividends                               -             -
   Plus interest, net of tax effect, on
     convertible subordinated debentures                  -             -
                                                       -------       -------
   Net income applicable to common stock               $19,391       $12,373
                                                       =======       =======

   Average common shares outstanding                   136,826       140,063
   Common stock equivalents:
     Stock options                                         500         1,000
   Convertible securities:
     Preferred stock                                      -             -
     Convertible subordinated debentures                  -             -
                                                       -------       -------
   Common and common equivalent shares                 137,326       141,063
                                                       =======       =======
   Net income per common and common
     equivalent share                                     $.14          $.09
                                                          ====          ====